Benitec Biopharma Releases First Quarter 2027 Fiscal-Year Financial Results and Provides Operational Update

•
Positive interim clinical results from the ongoing BB-301 Phase 1b/2a study for dysphagic patients with Oculopharyngeal Muscular Dystrophy (OPMD), presented as a late-breaking poster at the European Society of Gene and Cell Therapy (ESGCT) Annual Congress showed a 100% responder rate across all Cohort 1 (low dose) and Cohort 2 (high dose) patients
•
BB-301 pivotal study design to be finalized in the first calendar quarter of 2027, and the company remains on track to begin the pivotal trial in mid-2027
•
Well-capitalized with cash, as of September 30, 2026, of approximately $176 million
•
Benitec plans to transition its fiscal year-end for financial reporting from June 30 to December 31. In this release, operational and program guidance is presented on a calendar-year (CY) basis, and financial guidance is presented on a June 30 fiscal-year (FY) basis

HAYWARD, Calif., Nov.13, 2026 (GLOBE NEWSWIRE) -- Benitec Biopharma Inc. (NASDAQ: BNTC) (“Benitec” or the “Company”), a clinical-stage biotechnology company developing disease-modifying genetic medicines for life-threatening, genetically defined diseases, based on its proprietary “Silence and Replace” DNA-directed RNA interference (“ddRNAi”) platform, today announced financial results for its first fiscal quarter ended September 30, 2026, and provided an update on recent clinical data presentations.

“This has been a productive period of continued clinical progress for BB-301,” said Jerel A. Banks, M.D., Ph.D., Executive Chairman and Chief Executive Officer of Benitec. “We recently attended ESGCT and presented the interim clinical results for the three patients enrolled in Cohort 2 and the full clinical results for the six patients enrolled in Cohort 1 that have completed the 12-month study follow-up period. The consistency and durability of the clinical benefit observed to date continues to strengthen our conviction in the potential of BB-301 to meaningfully alter the course of OPMD-related dysphagia. We are grateful to the patients, families and investigators who have enabled this progress, and we look forward to confirming the pivotal study design in the first calendar quarter of 2027, with the study on track to commence in mid-2027.”

Clinical Highlights

The Company continues to advance BB-301 through clinical development in the ongoing Phase 1b/2a Clinical Study evaluating the safety and clinical efficacy of locally-administered BB-301 for the treatment of OPMD-related dysphagia.

Positive interim clinical results, presented as a late-breaking poster at the European Society of Gene and Cell Therapy (ESGCT) Annual Congress in Hamburg, Germany on October 28, 2026, showed a 100% responder rate across all Cohort 1 (low dose) and Cohort 2 (high dose) patients. There have been no Serious Adverse Events in any patient treated with BB-301 to date.

Financial Highlights

First Quarter 2027 FY Financial Results

Total expenses for the quarter ended September 30, 2026, were $14.5 million compared to $9.8 million for the quarter ended September 30, 2025. The Company incurred $8.6 million of research and development expenses compared to $3.4 million for the comparable quarter ended September 30, 2025. Research and development expenses relate primarily to ongoing clinical development of BB-301 for the treatment of OPMD. General and administrative expenses were $5.9 million compared to $6.4 million for the quarter ended September 30, 2025.

Net loss for the quarter ended September 30, 2026, was $12.9 million compared to a loss of $9.0 million for the quarter ended September 30, 2025. Net loss per basic and diluted share was $(0.26) for the quarter ended September 30, 2026 compared to $(0.22) for the quarter ended September 30, 2025. As of September 30, 2026, the Company had $176.5 million in cash and cash equivalents.

Change in Fiscal Year to Calendar Year

The Company also announced today that it plans to change its existing fiscal year-end from June 30 to December 31 commencing with its first periodic report following the Form 10-Q for the fiscal quarter ended September 30, 2026. In this press release, operational and program guidance is presented on a calendar-year (CY) basis, and historical financial guidance is presented on a June 30 fiscal-year (FY) basis.

About BB-301

BB-301 is a novel, modified AAV9 capsid expressing a unique, single bifunctional construct promoting co-expression of both codon-optimized Poly-A Binding Protein Nuclear-1 (PABPN1) and two small inhibitory RNAs (siRNAs) against mutant PABPN1 (the causative gene for OPMD). The two siRNAs are modeled into microRNA backbones to silence expression of faulty mutant PABPN1, while allowing expression of the codon-optimized PABPN1 to replace the mutant with a functional version of the protein. BB-301 is administered locally, in a one-time procedure, to the muscles in the throat that drive the swallowing process, an approach designed to maximize local benefit and minimize systemic exposure. We believe the silence and replace mechanism of BB-301 is uniquely positioned for the treatment of OPMD by slowing or halting mutant PABPN1 expression while simultaneously providing a functional replacement protein. BB-301 has received Orphan Drug Designation from the EMA and Orphan Drug and Fast Track Designations from the FDA and is currently being evaluated in a Phase 1b/2a, first-in-human, open-label dose escalation study to evaluate the safety and clinical activity of intramuscular doses of BB-301 administered to subjects with OPMD (NCT06185673).

About Benitec Biopharma Inc.

Benitec Biopharma Inc. (NASDAQ: BNTC) is a clinical-stage biotechnology company developing disease-modifying genetic medicines designed to improve the lives of people with life-threatening, genetically defined diseases. The company’s proprietary “Silence and Replace” DNA-directed RNA interference (ddRNAi) platform combines RNA interference, or RNAi, with gene therapy to create medicines designed to facilitate sustained silencing of disease-causing genes and simultaneous delivery of replacement genes that restore normal cellular function following a single administration. The company’s lead investigational candidate, BB-301, is the first and only disease-modifying genetic medicine in clinical development for the treatment of Oculopharyngeal Muscular Dystrophy (OPMD)-related dysphagia. For additional information, visit www.benitec.com.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release include forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1993, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Benitec’s plans to develop and commercialize its product candidates, the timing of the completion of preclinical and clinical trials, the timing of the availability of data from our clinical trials, the timing and sufficiency of patient enrollment and dosing in clinical trials, the timing of expected regulatory filings and other regulatory steps, and the clinical utility and potential attributes and benefits of ddRNAi and Benitec’s product candidates, and other forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: the success of our plans to develop and potentially commercialize our product candidates; the timing of the completion of preclinical studies and clinical trials; the timing and sufficiency of patient enrollment and dosing in any future clinical trials; the timing of the availability of data from our clinical trials; the timing and outcome of regulatory filings and approvals; the development of novel adeno-associated viral (AAV) vectors; our potential future out-licenses and collaborations; the plans of licensees of our technology; the clinical utility and potential attributes and benefits of DNA-directed RNA interferences (ddRNAi) and our product candidates, including the potential duration of treatment effects and the potential for a “one shot” cure; our intellectual property position and the duration of our patent portfolio; expenses, ongoing losses, future revenue, capital needs and needs for additional financing, and our ability to access additional financing given market conditions and other factors; the length of time over which we expect our cash and cash equivalents to be sufficient to execute on our business plan; unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the U.S. Food and Drug Administration and other governmental authorities; regulatory developments in the United States of America; our ability to protect and enforce our patents and other intellectual property rights; our dependence on our relationships with our collaboration partners and other third parties; the efficacy or safety of the Company’s products and the products of our collaboration partners; the acceptance of our products and the products of our collaboration partners in the marketplace and market competition; reliance on third-party manufacturers and suppliers, and the risks associated with manufacturing complexity, supply interruptions, and compliance with current good manufacturing practices; sales, marketing and distribution requirements for our product candidates; greater than expected expenses, including expenses relating to litigation or strategic activities; our incurrence of significant losses and the uncertainty of our ability to achieve or sustain profitability or generate any revenue; our ability to satisfy its capital needs through increasing revenue and obtaining additional financing; the impact of local, regional, national and international economic conditions and events, including geopolitical instability, and risks associated with conducting business and seeking regulatory approvals in international markets; our ability to attract and retain key management, scientific, and technical personnel; cyber-security threats and vulnerabilities in our and our third parties' information technology systems; the impact of legislative and regulatory reforms affecting drug pricing and reimbursement, including Medicare drug-price negotiation and government pricing frameworks; potential product liability claims arising from the use of our product candidates in clinical trials or following any future marketing approval; physicians, patients, third-party payers, or others in the medical community may not be receptive to our product candidates, and we may not generate any future revenue from the sale or licensing of our product candidates; and disruptions to U.S. government agency operations, including FDA staffing changes; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Relations Contact:

Candice Masse

astr partners

candice.masse@astrpartners.com

Media Relations Contact:

Audra Friis

Sam Brown Healthcare Communications

(917) 519-9577

audrafriis@sambrown.com

Source: Benitec Biopharma Inc.

BENITEC BIOPHARMA INC.

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

(Unaudited)

	September 30, 2026	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$176,368	$179,972
Restricted cash	114	114
Trade and other receivables	—	4
Prepaid and other assets	1,622	1,595
Total current assets	178,104	181,685
Property and equipment, net	110	178
Deposits	55	55
Prepaid and other assets	244	12
Right-of-use assets	585	693
Total assets	$179,098	$182,623

Liabilities and Stockholders’ Equity
Current liabilities:
Trade and other payables	$7,962	$4,295
Accrued employee benefits	608	553
Lease liabilities, current portion	507	496
Total current liabilities	9,077	5,344
Other long-term liabilities	239	—
Lease liabilities, less current portion	135	266
Total liabilities	9,451	5,610

Stockholders’ equity:
Preferred stock, $0.0001 par value—5,000,000 shares authorized; no shares issued or outstanding at September 30, 2026 and June 30, 2026, respectively	—	—
Common stock, $0.0001 par value—160,000,000 shares authorized; 34,889,313 and 34,416,834 shares issued and outstanding at September 30, 2026 and June 30, 2026 respectively	4	3
Additional paid-in capital	457,237	451,695
Accumulated deficit	(286,647)	(273,722)
Accumulated other comprehensive loss	(947)	(963)
Total stockholders’ equity	169,647	177,013
Total liabilities and stockholders’ equity	$179,098	$182,623

BENITEC BIOPHARMA INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	September 30,
	2026	2025
Operating expenses:
Research and development	8,618	3,370
General and administrative	5,859	6,433
Total operating expenses	14,477	9,803
Loss from operations	(14,477)	(9,803)
Other income (loss):
Foreign currency transaction gain (loss)	(23)	(89)
Interest income, net	1,576	1,011
Other expense, net	(1)	(84)
Total other income, net	1,552	838
Net loss	$(12,925)	$(8,965)
Other comprehensive income:
Unrealized foreign currency translation gain (loss)	16	89
Total other comprehensive income (loss)	16	89
Total comprehensive loss	$(12,909)	$(8,876)
Net loss	$(12,925)	$(8,965)
Net loss per share:
Basic and diluted	$(0.26)	$(0.22)
Weighted average number of shares outstanding:
Basic and diluted	49,487,369	41,521,280